UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 20, 2008

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

  On October 20, 2008, the registrant issued a news release announcing its third quarter 2008 results. A copy of that news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The news release furnished herewith contains information regarding the registrant’s operating income. Operating income differs from net income, the most directly comparable generally accepted accounting principle financial measure, only by the exclusion of realized capital gains and losses on investments. Management believes that presentation of operating income provides useful information to investors because it more accurately measures and predicts the registrant’s results of operations by removing the variability arising from the management of the registrant’s investment portfolio. In addition, management, analysts and investors use operating income to evaluate the financial performance of the registrant and the insurance industry in general.

  In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

99.1	News Release of the registrant,

dated October 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       EVEREST RE GROUP, LTD.

                       By: /S/ CRAIG EISENACHER

Craig Eisenacher Executive Vice President and Chief Financial Officer

Dated: October 20, 2008

EXHIBIT INDEX

Exhibit

Number	Description of Document	Page No.

99.1	News Release of the registrant,
dated October 20, 2008	5